UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 11, 2013

Respect Your Universe, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	333-166171	20-0641026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

818 North Russell Street Portland, OR	97227
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (503) 766-6420

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

a.           On March 13, 2013, Steven Eklund resigned as director of Respect Your Universe, Inc. (the “Company”).

b.           On March 11, 2013, the Board of Directors (the "Board") approved grants of stock options ("Options") under the Company's 2012 Incentive Stock Plan (the "Plan") to those certain named executive officers as provided in the table below.

The Options have an exercise price of $0.40 per share, the closing price of the Company’s common stock on the OTCQB on March 11, 2013. The Options vest as stated below and have a term of ten years. All Options are contingent upon continued employment with the Company.

The Options were granted for the following number of shares to the following named executive officers:

Optionee	No. Options	Role/Service	Vesting
David Campisi	1,000,000	CEO	1 year vest 25% per quarter
Aaron Loreth	250,000	CFO (see below)	4 year vest – 25% annual

c.           On March 11, 2013, the Board of Directors of the Company promoted Aaron Loreth from Vice President of Finance to Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Respect Your Universe, Inc.

Dated:	March 15, 2013

By:	/s/ Aaron Loreth
Aaron Loreth
Chief Financial Officer